Exhibit 5.4

SUITE 300, 204 BLACK STREET WHITEHORSE, YUKON Y1A 2M9 TELEPHONE: 867-668-5252 FAX: 867-668-5251 E-MAIL: lackowicz@yukonlaw.com

IN ASSOCIATION WITH

Reply Attention To: Paul W. Lackowicz DIRECT E-MAIL:plackowicz@yukonlaw.com Our File No: 37648

May 7, 2012

Exhibit 5.4

Thompson Creek Metals Company Inc.

26 West Dry Creek Circle, Suite 810

Littleton, CO

80120

Dear Sirs/Mesdames:

Re: Form S-3 Registration Statement filed by Thompson Creek Metals Company Inc. (“TCM”)

We have acted as Yukon counsel to Thompson Creek Mining Ltd. (the “Corporation”) in connection with the above-referenced Registration Statement on Form S-3 (the “Registration Statement”) filed by TCM with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the proposed public offering by the Company of:  an indeterminate amount of: (A) common shares in its capital, no par value (the “Common Stock”); (B) its debt securities (“Debt Securities”) issued under one or more indentures (the “Indenture”) which will be filed as exhibits to the Registration Statement; (C) shares of its first preferred shares (the “Preferred Stock”), no par value, which may be represented by contractual entitlements to Preferred Stock (the “Depositary Shares”); (D) warrants; (E) stock purchase contracts; (F) stock purchase units; and (G) guarantees of obligations under the Debt Securities by one or more of the Company’s wholly-owned subsidiaries listed as additional registrants in the Registration Statement (each a “Subsidiary Guarantee” and collectively with (A) through (F), the “Securities”), or any combination of the foregoing, including a guarantee by the Corporation, one TCM’s subsidiaries, incorporated in Yukon, Canada.

The Securities may be sold by the Company from time to time as set forth in the Registration Statement, the prospectuses which form a part of the Registration Statement (the “Prospectus”) and as to be set forth in one or more supplements to such Prospectus (each, a “Prospectus Supplement”).

PAUL W. LACKOWICZ	DEBBIE P. HOFFMAN	GEORGE A. ASQUITH
NORAH E. MOONEY	LORI A. LAVOIE	BRENDA F. SMICHURA-JEROME
MEAGAN LANG

Scope of Review

In connection with the opinions expressed below, we have reviewed electronic or emailed copies of the following:

(a)                                                   the Registration Statement;

(b)                                                   the form of base indenture among the Company and Wells Fargo Bank, National Association, as trustee, and the form of supplemental indenture thereto, among the Company, the guarantors party thereto, and Wells Fargo Bank, National Association, as trustee (collectively, the “Indenture”);

(c)                                                    a Certificate of Status dated May 2, 2012 issued by the Registrar of Corporations under the Business Corporations Act (Yukon) (the “YBCA”);

(d)                                                   a Certificate of the Corporate Secretary of the Corporation dated May 7, 2012 certifying:

(i)             copies of the resolutions of the Directors of the Corporation pertaining to, among other things, the registration of the Securities;

(ii)          a copy of the articles and by-laws of the Corporation; and

(iii)       various questions of fact material to this opinion, a copy of which is attached hereto; and

(e)                                                    the record book of the Corporation maintained at our office.

Assumptions

In rendering this opinion, we have assumed:

1.                                                        The genuineness of all signatures.

2.                                                        The authenticity and completeness of all documents submitted to us as originals.

3.                                                        The conformity to original documents and the completeness of all documents submitted to us or received by us as conformed copies, certified copies, photocopies, electronic or emailed or facsimile transmissions, and the authenticity of the originals where certified copies, photocopies, electronic or emailed or facsimile transmissions have been submitted or received and that the documents emailed to our office and referred to in this letter were duly signed and delivered by the parties thereto in the form submitted to us.

4.                                                        The accuracy, completeness and truth of all facts set forth in the Corporation’s record book maintained at our office, or official public records and certificates and any other documents, certificates or records supplied by corporate or public officials and the identity and capacity of all individuals acting or purporting to act as such.

5.                                                        The Corporation is a wholly owned subsidiary of TCM.

Qualifications

We have not been directly involved in the preparation of any of the documents pertaining to the transaction. The opinions set forth herein apply only insofar as the laws of Yukon and the federal laws of Canada may be concerned as of the date hereof, and insofar as the laws of any other jurisdiction may be relevant to the opinions herein expressed, we express no opinion thereon.

Opinions

Based and relying on the foregoing, we are of the opinion that:

1.                                                        The Corporation is a corporation duly incorporated and existing under the laws of Yukon and is in good standing with respect to the filing of annual returns under the YBCA.

2.                                                        The Corporation has the necessary corporate power and capacity to guarantee the Debt Securities pursuant to the terms of the Indenture.

3.                                                        The Corporation’s guarantee of the Debt Securities pursuant to the terms of the Indenture and the Corporation’s entering into the Indenture, upon being duly authorized by all necessary corporate action, executed by an authorized signatory and delivered, will be validly authorized, executed and delivered by the Corporation.

We understand that you wish to file this opinion letter as an exhibit to the Registration Statement, and we hereby consent thereto. Such consent is not an admission that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder.  In addition, we also consent to Gibson, Dunn & Crutcher LLP relying on this opinion for the purpose of delivering its opinion to the Corporation in connection with the transactions herein described.

Yours very truly,

/s/ LACKOWICZ & HOFFMAN